                                                                   Exhibit 10.13
                  SEPARATION, RELEASE AND EMPLOYMENT AGREEMENT

         SEPARATION, RELEASE AND EMPLOYMENT AGREEMENT (the "Agreement") made as of the 7th day of July, 2003 by and between SYMBOL TECHNOLOGIES, INC., a Delaware corporation (the "Corporation"), and JEROME SWARTZ (the "Executive").

                                   WITNESSETH:

         WHEREAS, the Executive and the Corporation are parties to an Employment Agreement, dated as of July 1, 2000 (the "Prior Employment Agreement") setting forth the terms and conditions of the Executive's employment by the Corporation; and

         WHEREAS, the Executive and the Corporation desire that the Executive continue to be employed by the Corporation in the manner and on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the promises and of the mutual and dependent agreements and covenants set forth, the parties hereto agree as follows:

         1. Prior Employment Agreement

         The Executive and the Corporation agree that the Prior Employment Agreement will terminate upon the execution of this Agreement and that this Agreement supersedes the Prior Employment Agreement in all respects. Pursuant to paragraph 12(a)(iii) of the Prior Employment Agreement, Executive hereby resigns his position with the Corporation as a director, Chief Scientist and as executive Chairman of the Board effective July 1, 2003, and hereby resigns effective July 1, 2003 all other director, executive or other positions he currently holds with the Corporation, and any affiliate or subsidiary of the Corporation, and accepts the position of Chief Scientist Emeritus as set forth below.

         2. Employment

         The Corporation hereby agrees to employ the Executive as set forth below, reporting to the Chief Executive Officer, and the Executive hereby agrees to render services to the Corporation and its subsidiaries, divisions and affiliates for the period and on the terms and conditions set forth in this Agreement. The Executive shall render such services as, from time-to-time, may be required of the Executive by the Chief Executive Officer as set forth in
Section 4 of this Agreement.

         3. Term

         The Executive's employment under the Agreement shall be as follows unless this Agreement is terminated earlier pursuant to the provisions of
Section 13 hereof; from the date of the execution of this Agreement, through and including July 1, 2004, the Executive shall remain as a part-time employee of the Corporation as its Chief Scientist Emeritus. The Executive shall be compensated for his services pursuant to Section 5 of this Agreement.

         4. Duties

         (a) So long as the Executive's employment under this Agreement shall continue, the Executive shall be available, upon reasonable notice, from time to time to advise and consult with the senior executive officers of the Corporation and to devote such business time, attention, and energies to the affairs of the Corporation and its subsidiaries, divisions and affiliates as is sought by the Corporation, use his best efforts to promote its and their best interests and perform such duties relating solely to certain technology and related intellectual property projects as may be assigned to him by the Chief Executive Officer of the Corporation. Executive shall have no direct reports except for an administrator. Executive shall vacate his current office as soon as is reasonably practicable and be relocated to an office in the engineering department of the Corporation. Such relocation shall occur no later than August 1, 2003, provided the Corporation makes such office available by that date.

         (b) Executive agrees to cooperate with the Corporation in connection with any threatened, actual or future litigation involving the Corporation, whether administrative, civil or criminal in nature, in which and to the extent his cooperation is deemed necessary by the Corporation in its reasonable discretion. Subject to the then current travel policies of the Corporation, the Corporation will reimburse Executive for his reasonable travel, meals, and lodging expenses incurred in connection with this paragraph. Corporation also agrees to make reasonable efforts to schedule any meetings with Executive for this purpose as far in advance of such meetings as practicable. Executive further agrees to cooperate fully with the Corporation and to testify truthfully in connection with any existing or future investigations or litigations involving the Corporation, which the Corporation is currently conducting, conducts in the future, or in which it is currently or may become involved. This obligation includes truthfully cooperating with any outside counsel or other professionals employed by the Corporation for such purposes, and with all regulatory authorities. For purposes of this paragraph, refusing to testify will constitute a failure to cooperate and therefore a material breach of this Agreement. After the expiration of this Agreement, the Corporation agrees as to commercial and intellectual property matters only and apart from testimony on such matters, that it will agree to pay Executive a reasonable consulting fee for any substantial consultation on such matters should such consultation be requested by the Corporation.

         (c) Executive and the Corporation hereby agree to issue the press release annexed hereto as Exhibit A.

         5. Compensation; Options

         (a) The Corporation hereby agrees to pay to the Executive, and the Executive hereby agrees to accept, as his sole and entire compensation for all services rendered under this Agreement, a salary at the rate of $1 from the date hereof through and including July 1, 2004.

         (b) The Executive will not be eligible to participate in the Corporation's Executive Retirement Plan, and was not participating in this plan immediately prior to the execution of this Agreement. The Executive shall not be eligible to receive any bonus or any grant of stock options from the Corporation. No stock options of the Corporation held by the Executive, or the Jerome Swartz Irrevocable Family Trust (the "Trust"), shall vest after June 30,

2003, and all options of the Executive and the Trust that were scheduled to vest after June 30, 2003 are hereby cancelled. However, during the term of this Agreement, Executive and the Trust may exercise any vested options owned by either of them as is permitted under the applicable terms of those options and relevant option plans.

         (c) In addition to the foregoing, it is hereby agreed that during the term of this Agreement, the Corporation shall provide and Executive shall be entitled to receive employee life, disability and health benefits provided by the Corporation no less favorable to the Executive than the benefits provided to him by the Corporation as of the date of this Agreement relating to life and disability and health insurance. In addition, the Executive shall continue to be eligible to participate in the Corporation's 401(k) plan.

         (d) Notwithstanding paragraph 5(c) above, the Corporation shall not provide any payments with respect to split dollar life insurance policies currently in effect with respect to the Executive. Pursuant to a certain agreement, dated March 31, 1999, entered into between the Corporation and the Jerome Swartz Irrevocable Family Trust No. 2 U/A/D 10/5/98, it is an obligation of this Trust to reimburse the Corporation for all insurance premiums it paid in connection with any policies owned by the Trust. However, if the Corporation's interest in any such policy is purchased through a promissory note issued by the Trust, then the Executive personally guarantees full payment of such debt. The Corporation further acknowledges and agrees that its entitlement to the repayment of premiums on all split-dollar agreements (less any amounts previously paid by the Trust or the Executive under the "crawl-out" provisions governing such split-dollar arrangements) shall be paid only out of either the death proceeds under any and all of the policies or, if one or more policies are terminated prior to the Executive's death (other than in connection with the restructuring described in the following sentence), out of the cash value of the policies, with any Aggregate Shortfall being forgiven by the Corporation. Aggregate Shortfall shall mean the amount, if any, by which the total amount of premiums to which the Corporation is entitled exceeds the total amount of (a) all death proceeds from all such split dollar policies, plus (b) all returned cash value of all such terminated policies, it being understood that the Corporation is entitled to payment of all such premiums from any of (a) and (b) above. The Corporation further agrees that it will not unreasonably withhold its consent, if such consent is requested by the Executive or the Trust, to enable the Executive and/or the Trust to restructure one or more of the split-dollar policies, which restructuring may include reducing the face amount of one or more policies and/or terminating one or more policies and transferring the cash value of such policies to other policies, provided that the Corporation's collateral position in the aggregate in all of the policies is not adversely affected by such restructuring.

         (e) All of the above payments and benefits made or provided by the Corporation to Executive shall be subject to all deductions required by applicable federal, state and local laws of the United States or any other applicable jurisdiction.

         6. Expenses

         (a) During the term of this Agreement, subject to the then current travel policies of the Corporation, the Corporation shall pay or reimburse the Executive for all reasonable travel and other expenses incurred or paid by him in connection with the performance of his employment duties under this Agreement, upon presentation to the Corporation of expense statements or vouchers and such other supporting documentation as it may, from time to time, reasonably require; provided however that the maximum amount available for such expenses, as any time from time to time, be fixed in advance by the Board of Directors of the Corporation. The Corporation also shall continue the Executive's current car allowance during the term of this Agreement.

         (b) The Executive shall be entitled at all times to the benefit of the maximum indemnification and advancement of expenses available from time to time under any applicable agreements with the Corporation, the By-Laws of the Corporation, the laws of the state of Delaware and any director's and officer's liability insurance maintained by the Corporation.

         7. Inventions

         (a) The Executive agrees to and hereby does assign to the Corporation or any subsidiary, affiliate or division of the Corporation designated by the Corporation, all his right, title and interest throughout the World in and to all ideas, methods, developments, products, inventions, processes, improvements, modifications, techniques, designs and/or concepts relating directly or indirectly to the business of the Corporation, its subsidiaries, affiliates or divisions, whether patentable or unpatentable, which the Executive may conceive and/or develop during a period of twenty-four (24) months following the termination of his employment (whether pursuant to this Agreement or otherwise) if such conception and/or development during such twenty-four (24) month period is a direct result of the Executive's activities while employed by the Corporation, whether or not conceived and/or developed at the request of the Corporation or any subsidiary, affiliate or division (the "Inventions"); provided, however, that if the Corporation or such subsidiary, affiliate or division determines that it will not use any such Invention or that it will license or transfer any such Invention to an unaffiliated third party, then it will negotiate in good faith with the Executive, if the Executive so requests, with respect to a transfer or license of such Invention to the Executive.

         (b) The Executive further agrees promptly to communicate and disclose to the Corporation any and all such Inventions as well as any other knowledge or information which he may possess or obtain relating to any such Inventions.

         (c) In furtherance of the foregoing, the Executive agrees that at the request of the Corporation, and at its expense, he will make or cooperate in the making of applications for letters patent of the United States or elsewhere and will execute such other agreements, documents or instruments which the Corporation may reasonably consider necessary to transfer to and vest in the Corporation or any subsidiary, affiliate or division, all right, title and interest in such Inventions, and all applications for any letters patent issued in respect of any of the foregoing. After the expiration of this Agreement, the Corporation agrees that if the cooperation required by this paragraph 7(c) is substantial, the Corporation shall pay Executive a reasonable consulting fee for such cooperation.

         (d) The Executive shall assist, upon request, in locating writings and other physical evident of the making of the Inventions and provide unrecorded information relating to them and give testimony in any proceeding in which any of the Inventions or any application or patent directed thereto may be involved, provided that the Executive shall be reimbursed for any out of pocket expenses incurred by him in connection therewith, except that during such period of time as the Executive is no longer employed by the Corporation, the Corporation shall not be obligated to compensate the Executive at a higher rate for the giving of testimony than the rate established by law for the compensation of witnesses in the court or tribunal where the testimony is given or in the district where the testimony was taken. The Corporation shall give the Executive reasonable notice should it require such services, and, to the extent reasonably feasible, the Corporation shall use its best efforts to request such assistance at times and places as will least interfere with any other employment of the Executive.

         (e) At the expense of the Corporation, the Executive shall assign to the Corporation all his interest in copyrightable material which he produces, composes, or writes, individually or in collaboration with others, which arises out of work performed by him on behalf of the Corporation, and shall sign all papers and do all other acts necessary to assist the Corporation to obtain copyrights on such material in any and all jurisdictions.

         8. Confidential Information

         The Executive hereby acknowledges that, in the course of his employment by the Corporation he has had and will have access to secret and confidential information, which related to or affects all aspects of the business and affairs of the Corporation and its subsidiaries, affiliates and divisions, and which are not available to the general public ("Confidential Information"). Without limiting the generality of the foregoing, Confidential Information shall include information relating to inventions, developments, specifications, technical and engineering data, information concerning the filing or pendency of patent applications, business ideas, trade secrets, products under development, production methods and processes, sources of supply, marketing plans, and the names of customers or prospective customers or of persons who have or shall have traded or dealt with the Corporation. Accordingly, the Executive agrees that he will not, at any time, without the express written consent of the Corporation, directly or indirectly, disclose or furnish, or negligently permit to be disclosed or furnished, any Confidential Information to any person, firm, corporation or other entity except in performance of his duties hereunder; provided, however, that the Executive may, after giving the Corporation at least five business days advance notice, disclose any Confidential Information without the express written consent of the Corporation to the extent required by law or applicable court order, or to the extent such Confidential Information has already become publicly available other than in violation of this Agreement.

         9. Confidential Materials

         The Executive hereby acknowledges and agrees that any and all models, prototypes, notes, memoranda, notebooks, drawings, records, plans, documents or other material in physical form which contain or embody Confidential Information and/or information relating to Inventions and/or information relating to the business and affairs of the Corporation, its subsidiaries, affiliates and divisions and/or the substance thereof, whether created or prepared by the Executive or by others ("Confidential Materials"), which are in the Executive's possession or under his control, are the sole property of the Corporation. Accordingly, the Executive hereby agrees that, upon the termination of his employment with the Corporation, whether pursuant to this Agreement or otherwise, or at the Corporation's earlier request, the Executive shall return to the Corporation all Confidential Materials and all copies thereof in his possession or under his control and shall not retain any copies of Confidential Materials.

         10. Non-Competition

         (a) The Executive agrees that he shall not, so long as he shall be employed by the Corporation in any capacity (whether pursuant to this Agreement or otherwise), without the express written consent of the Corporation, directly or indirectly, own, manage, operate, control or participate in the ownership, management, operation or control or be employed by or connected in any manner including as a consultant, with any business which is or may be in competition, directly or indirectly with the business of the Corporation or any subsidiary, affiliate or division of the Corporation.

         (b) The Executive agrees that for a period of thirty-six (36) months, commencing on the effective date of the termination of his employment, whether such termination is pursuant to the terms of this Agreement or otherwise (collectively the "Period"), he shall not, without the express written consent of the Corporation directly or indirectly, own, manage, operate, control, or participate in the ownership, management, operation or control, or be employed by or connected in any manner including as a consultant, with any business, firm or corporation which is engaged in any business activity competitive with the business of the Corporation and its subsidiaries, affiliates and divisions as such business is conducted during the period of his employment by the Corporation (whether pursuant to this Agreement or otherwise and at the termination thereof). Moreover, during the Period, Executive shall not directly or indirectly solicit, divert or take away in whole or in part any clients or prospects of the Corporation who were solicited or serviced directly or indirectly by Executive or by anyone directly or indirectly under Executive's supervision or with whom Executive had any business relationship within the two
(2) year period prior to the termination of Executive's Prior Employment Agreement. Executive also agrees that during the Period Executive will not directly or indirectly attempt to recruit or solicit or aid in the recruitment or solicitation of any employee, independent contractor or consultant of the Corporation for the purpose of working for Executive or any competitor of the Corporation or any other entity.

         (c) Anything to the contrary herein notwithstanding, the provisions of this section shall not be deemed violated by the purchase and/or ownership by the Executive of shares of any class of equity securities (or options, warrants or rights to acquire such securities, or any securities convertible into such securities) representing (together with any securities which would be acquired upon the exercise of any such options, warrants or rights or upon the conversion of any other convertible into such securities) 1% or less of the outstanding shares of any such class of equity securities of any issuer whose securities are listed on a national securities exchange or traded on NASDAQ, the National Quotations Bureau Incorporated or any similar organization or (ii) securities having a market value of less than $100,000; provided, however, that the Executive shall not be otherwise connected with or active in the business of the issuers described in this subsection 10(c).

         11. Remedy for Breach

         The Executive hereby acknowledges that in the event of any breach or threatened breach by him of any of the provisions of sections 7, 8, 9 or 10 of this Agreement, the Corporation would have no adequate remedy at law and could suffer substantial and irreparable damage. Accordingly, the Executive hereby agrees that, in such event, the Corporation shall be entitled, without necessity of proving damages, and notwithstanding any election by the Corporation to claim damages, to obtain a temporary and/or permanent injunction to restrain any such breach or threatened breach or to obtain specific performance of any of such provisions, all without prejudice to any and all other remedies which the Corporation may have at law or in equity.

         12. Termination

         This Agreement and the employment of the Executive by the Corporation shall terminate upon the earliest of the dates specified below:

         (a) the close of business on the date as of which the term of the Executive's employment hereunder has terminated as provided in Section 3 hereto; provided, however, that such term is not extended by any other agreement between the Executive and the Corporation; or

         (b) the close of business on the date of the death of the Executive; or

         (c) the close of business on the effective date of the voluntary termination by the Executive of his employment with the Corporation; or

         (d) the close of business on the one hundred and eightieth (180th) day following the date on which the Corporation shall have given written notice to the Executive that the Board of Directors of the Corporation has resolved to terminate his employment without cause; or

         (e) the close of business on the twenty-first (21st) day following the date on which the Corporation shall have given written notice to the Executive terminating his employment for "Cause." "Cause" shall include without limitation: (i) the intentional refusal by the Executive to perform such services as may legally and reasonably be delegated or assigned to him, consistent with his position, by the Chief Executive Officer of the Corporation, or (ii) willful misconduct or gross negligence on his part in connection with the performance of such duties, or (iii) a breach of this Agreement, or (iv) the filing of any civil or criminal charges against the Executive by any governmental agency, or Executive entering into any settlement with any governmental agency, including without limitation any administrative settlement, or (v) the discovery after the date of the Agreement of past willful misconduct or gross negligence on the part of the Executive prior to the date of this Agreement. A termination for "Cause" shall not be deemed to occur until there shall have been delivered to the Executive a copy of a resolution duly adopted by an affirmative vote of not less than a majority of the entire membership of the Board finding the existence of cause.

         13. No Conflicting Agreements

         In order to induce the Corporation to enter into this Agreement and to employ the Executive on the terms and conditions set forth herein, the Executive hereby represents and warrants that he is not a party to or bound by any agreement, arrangement or understanding, written or otherwise, which prohibits or in any manner restricts his ability to enter into and fulfill his obligations under this Agreement, to be employed by and serve as an executive of the Corporation.

         14. Release

         In exchange for the consideration described in this Agreement, including without limitation the consideration set forth in Section 5 of this Agreement, and in exchange for payment by the Corporation of ten dollars ($10.00), receipt of which is hereby acknowledged, Executive hereby releases the Corporation, and its subsidiaries, divisions, affiliates, successors, assigns, representatives, and the current and former officers, directors, agents and employees of each of them from any and all liability arising from any and all acts including, but not limited to, those arising out of his employment relationship with the Corporation, the Prior Employment Agreement or under any contract, tort, federal, state, or local fair employment practices or civil rights law including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Older Worker Benefits Protection Act of 1990, the Civil Rights Act of 1866, the Americans With Disabilities Act of 1990, the Employee Retirement Income Security Act of 1974, the New York State & New York City Human Rights Laws, or any claim for physical or emotional distress or injuries, or any other duty or obligation of any kind or description including costs, expenses and attorneys' fees, except that this release shall not apply to: (1) the rights of the Executive to receive all amounts to which he is or may be entitled to under this Agreement; (2) the rights of the Executive as a stockholder of the Corporation; (3) the right of the Executive to receive COBRA continuation of coverage under applicable law; (4) claims for benefits under any health, disability, retirement, life insurance or other employee benefit plan (within the meaning of Section 3(3) of ERISA) of the Corporation or any of its affiliates; and (5) claims for the reimbursement of unreimbursed reasonable business expenses incurred prior to the date hereof.

         This release shall apply to all known, unknown, unsuspected and unanticipated claims, liens, injuries and damages including, but not limited to, claims of employment discrimination, indemnity for discharge, or claims sounding in tort or in contract, express or implied, as of the date of the execution of this Agreement.

         15. Covenant not to Sue

         Except for the purpose of seeking enforcement of the terms of this Agreement, or with respect to any rights Executive may have under any employee benefit plan in which he is a participant, Executive stipulates and agrees that he will not file or institute or cause to have filed or instituted any civil action, complaint, charge, or other proceedings of any nature or description against the Corporation before any judicial, administrative, arbitral or other forum based upon or arising out of any claims, whether asserted or unasserted, that Executive may have against the Corporation as of the date of this Agreement.

         16. No Admission

         The Corporation expressly denies that it has violated any law, statute, ordinance, contract, duty or obligation whatsoever, or that it committed any tort or engaged in any wrongful conduct with respect to Executive. Executive acknowledges that the consideration described in this Agreement is adequate and sufficient consideration, and is in some part a benefit to which he would not otherwise be entitled. The terms of this Agreement, the claims that have been or could have been raised against the Corporation as of the date of this Agreement, and the facts and circumstances underlying any such claim shall not be admissible by Executive in any litigation or proceeding in any forum, except as required by law, for any purpose other than to secure enforcement of the terms and conditions of this Agreement.

         17. Ownership of Records

         It is understood and agreed that all files, papers, memoranda, letters, handbooks and manuals, facsimile or other communications that were written, authorized, signed, received or transmitted during or prior to Executive's employment are and remain the property of the Corporation. Accordingly, such records are not to be removed from the Corporation's offices, except in furtherance of the Executive's duties under this Agreement. In addition, any such records that Executive possesses, but which are not in the Corporation's offices, are to be returned immediately upon the termination of this Agreement, other than copies of any documents Executive may possess relating to his compensation and benefits.

         18. Conditional Obligations

         Notwithstanding any other provision contained herein, the obligations assumed by the Corporation under this Agreement shall be conditioned upon its receipt of an executed duplicate original of this Agreement and complete adherence to its terms by Executive.

         19. Response to Subpoena

         Executive agrees that, except if issued a subpoena therefore or as otherwise required by law, he will not publish, publicize, or disseminate or cause to be published, publicized or disseminated or permit to be published, publicized or disseminated, directly or indirectly, and will keep entirely confidential any information, data or documents (1) relating to his employment with the corporation, and his resignation from his positions as executive Chairman of the Board of Directors, Chief Scientist and as a director, (2) the terms of this Agreement, except for the purpose of enforcing this Agreement, should that ever become necessary, or as otherwise required by law, or to obtain legal, accounting or tax advice. Executive agrees in this connection not to grant any interviews with the press, news media or any other individuals or entities regarding his employment with the Corporation or transition from executive Chairman of the Board to part-time consultant. Executive may discuss with third parties other than his spouse, attorneys, and tax advisors only the fact that he was employed by the Corporation, his title, salary, responsibilities and that he resigned his positions, and agrees not to provide any other information regarding his employment with the Corporation. Executive may disclose the terms of this Agreement only to his spouse, accountants, attorneys or tax preparers. Executive agrees that, except if he is issued a subpoena therefore, he will not publish, publicize or disseminate, or cause to be published, publicized or disseminated or permit to be published, publicized or disseminated, directly or indirectly, and will keep entirely confidential any information, data or documents relating to the operations of the Corporation, including any trade secrets or other proprietary information. The Corporation reserves the right to seek appropriate damages, including attorneys' fees and injunctive relief, should Executive violate this Agreement. Nothing herein shall limit the Executive from talking about the technology of the Corporation in furtherance of the Executive's duties as Chief Scientist or Chief Scientist Emeritus, provided that such disclosure is consistent with then existing policies of the Corporation, or has been expressly authorized by the Chief Executive Officer.

         20. Waiver and Revocation

         (a) Executive acknowledges that he has had up to twenty-one (21) days from the date he received this Agreement to consider the terms of this Agreement and further, acknowledges that he is fully aware of its contents and of its legal effects. Executive is hereby advised by the Corporation to consult with an attorney regarding this Agreement prior to executing the same.

         (b) This Agreement has been executed freely, knowingly and voluntarily by Executive without duress, coercion, or undue influence, with a full and free understanding of its terms. This agreement is revocable by the Executive for seven (7) days following its execution, after which time it shall become effective and enforceable. Notice of revocation must be sent in writing to the other party prior to the eighth day after this Agreement is signed by the party seeking revocation. If Executive wishes to revoke his agreement, his written notice of revocation must be postmarked within the seven (7) day revocation period to the Corporation at the following address: Symbol Technologies, Inc., c/o General Counsel, One symbol Plaza, Holtsville, New York 11742.

         21. Miscellaneous

         (a) This Agreement shall become effective as set forth in Section 20(b) and, from and after that time, shall extend to and be binding upon the Executive, his personal representative or representatives and testate or intestate distributees, and upon the Corporation, its successors and assigns; and the term "Corporation", as used herein, shall include successors and assigns.

         (b) Nothing contained in this Agreement shall be deemed to involve the creation by the Corporation of a trust for the benefit of, or the establishment by the Corporation of any other form of fiduciary relationship with the Executive, his beneficiaries or any of their respective legal representatives or distributes. To the extent that any person shall acquire the right to receive any payments from the Corporation hereunder, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

         (c) Any notice required or permitted by this Agreement shall be given by registered or certified mail, return receipt requested, addressed to the Corporation at its then principal office or to the Executive at his residence address, or to either party at such other address or addresses as it or he may from time to time specify for the purpose in a notice similarly given to the other party.

         (d) This Agreement shall be construed and enforced in accordance with the laws of the State of New York, without regard to its conflicts of laws principles. In this connection, Executive hereby consents to the exclusive jurisdiction of the federal courts sitting in New York or the courts of the State of New York to resolve any disputes arising out of interpretation or administration of this Agreement.

         (e) This instrument contains the entire agreement of the parties relating to the subject matter hereof, and there are no agreements, representations or warranties not herein set forth. No modification or waiver of this Agreement shall be valid unless in writing and signed by the Corporation and the Executive. A waiver of the breach of any term or condition of this Agreement shall not be deemed to constitute a waiver of any subsequent breach of the same or any other term or condition. The failure of either party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver thereof or deprive either party of the right thereafter to insist upon strict adherence to that term or any other term of the Agreement.

         (f) If any provision of this Agreement shall be held invalid, such invalidity shall not affect any other provision of this Agreement not held so invalid, and all other such provisions shall remain in full force and effect to the full extent consistent with the law.

         (g) Nothing contained in this Agreement shall be deemed a waiver or release by the Corporation of any actual or potential, accrued or unaccrued claim or cause of motion against Executive, including without limitation any claims or causes of action under Section 304 of the Sarbanes Oxley Act. All rights of the Corporation against Executive are expressly reserved.

         (h) In entering into this agreement, the parties represent that they have each been represented by counsel of their choice in the negotiation and drafting of this Agreement. Accordingly, this Agreement shall not be strictly construed against any party on the ground that the rules for the construction of contracts require resolution of any ambiguity against the party drafting the document. The parties further represent that the terms and conditions of this Agreement have been read and explained to them by their attorneys, and that those terms are fully understood and voluntarily accepted by them.

         (i) The section headings in this Agreement are for identification purposes only, and shall not be considered in interpreting, construing or determining the meaning of any section of this Agreement.

         (j) The following sections shall survive the termination on expiration of this Agreement: 4(b), 5(d), 6(b), 7, 8, 9, 10, 11, 13, 14, 15, 16, 17, 18 and
21.

         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.

SYMBOL TECHNOLOGIES, INC.

By: /s/ (illegible)
    ---------------------------

Its:
    ---------------------------

/s/ Jerome Swartz
-------------------------------
Jerome Swartz

                                    EXHIBIT A


                    SYMBOL TECHNOLOGIES ANNOUNCES RESIGNATION
                               OF CHAIRMAN SWARTZ

                 CEO BRAVMAN TO SERVE AS INTERIM BOARD CHAIRMAN;
                       GOLDNER RESIGNS AS GENERAL COUNSEL


         HOLTSVILLE, N.Y., July 7, 2003 - Symbol Technologies, Inc. (NYSE:SBL) today announced that its board of directors has accepted the resignation of Dr. Jerome Swartz as chairman of the board, a director of the corporation and chief scientist, effective immediately.

         Chief Executive Officer Richard Bravman, who is vice chairman of the board, has taken on the duties of chairman until the next annual meeting of shareholders, scheduled for Oct. 20, 2003. A new chairman will be elected at the board meeting following the annual meeting.

         Through July 1, 2004, Swartz, who co founded Symbol in 1975, will be a part-time employee as chief scientist emeritus, reporting to Bravman and focusing on technology and intellectual property matters. Swartz is an inventor named on approximately 150 of Symbol's patents, about 20 percent of the Company's total portfolio, and his many product innovations have been recognized as contributing to the growth of a global industry.

         Symbol also announced the resignation of Leonard H. Goldner, executive vice president, general counsel and secretary, effective as of June 30, 2003. The Company may retain Goldner for a period following June 30 to provide legal services related to the completion of certain outstanding intellectual property and commercial litigation matters. Walter Siegel, deputy general counsel and vice president of law and business development, is serving as interim general counsel. Symbol has initiated a search for a new general counsel.

         Swartz said, "It is clear that Improper finance and accounting activities occurred at Symbol Technologies during my tenure. With the Company's internal investigation now essentially complete, and corrective actions under way, I have decided to step down. Over the next year, I will be available to Symbol to conclude work aimed at securing its technology and intellectual property foundations. I also plan to focus an increasing portion of my professional energies on my long-standing interest in brain research through the work of the Swartz Foundation for computational Neuroscience. I have confidence that Rich Bravman, along with Bill Nuti and the new executive leadership team, will carry Symbol forward. I am proud of Symbol's exceptional people whose hard work over the years turned vision into business reality and created a company whose technology and applications have benefited customers worldwide. I believe the best years are still to come for Symbol."

         Bravman said, "The Company is working diligently to resolve as soon as possible those issues emerging from our internal investigation of past accounting practices. The new executive leadership team is committed to ensuring the utmost integrity in its financial reporting and the management of its business. Symbol is fortunate to have a strong strategic position with a world-class customer base, superb technology assets, solid balance sheet and intelligent and motivated staff at every level. We are moving beyond historical operational issues and view the opportunities of today and tomorrow with confidence in our prospects and abilities."

         STATUS OF INVESTIGATIONS, RESTATEMENTS

         As announced last month, Symbol expects to file the Company's 2002 Annual Report on form 10-K with the Securities and Exchange Commission in the second half of July and to file both the first-quarter and second-quarter 2003 10-Qs filed by Aug. 14, 2003, at which time Symbol will be current with its periodic SEC filings. While the Company believes that it can adhere to this timetable, there is no guarantee that it can complete the filings as described.

         The previously reported Investigations by the Securities and Exchange Commission and the U.S. Attorney's office are continuing, and the Company's Internal investigation, undertaken with the assistance of independent legal counsel and independent auditing firms, is nearing completion. The Company has shared appropriate documentation and discussed relevant issues with its auditors, who are reviewing them in connection with the audit of 2002 results and the restatement of previously issued financial statements.

         The status of the investigations and the timing and estimated scope of the restatement remain unchanged from the company's June 25, 2003, announcement on those matters.

ABOUT SYMBOL TECHNOLOGIES

         Symbol Technologies, Inc. delivers enterprise mobility solutions that enable anywhere, anytime data and voice communication designed to increase productivity, reduce costs and realize competitive advantage. Symbol systems and services integrate rugged mobile computing, advanced data capture and wireless networking for the world's leading retailers, transportation and logistics companies and manufacturers as well as government agencies and providers of healthcare, hospitality and security. More information is available at www.symbol.com.



                                       2